Exhibit 4.1

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amalgamation	Certificat de fusion
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

The Descartes Systems Group Inc.
Corporate name / Dénomination sociale

1472566-2
Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Hantz Prosper
Director / Directeur

2023-02-01
Date of Amalgamation (YYYY-MM-DD) Date de fusion (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation
The Descartes Systems Group Inc

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)
Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue
The Corporation is authorized to issue an unlimited number of shares of one class designated as common shares.

4 - Restrictions, if any, on share transfers
None

5 - Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes)

Minimum number	3	Maximum number	15

6 - Restrictions, if any, on the business the corporation may carry on
None

7 - Other provisions, if any
Authorization to Appoint Additional Directors:

The directors may, within the maximum number permitted by the articles, appoint one more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected the previous annual meeting of the shareholders.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:
183 -	Long form : approved by special resolution of shareholders	184(1) -	Vertical short-form : approved by resolution of directors	184(2) -	Horizontal short-form : approved by resolution of directors

9 - Declaration
I hereby certify that I am a director or an authorized officer of the following corporation:
Name of the amalgamating corporations	Corporation number	Signature
The Descartes Systems Group Inc.	1 2 8 7 6 7 8 - 7	J. Scott Pagan
Descartes Visual Compliance Inc.	1 1 2 0 2 1 8 - 9	J. Scott Pagan

Note   Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

ISED-ISDE 3190E (2020/01) Page 1 of 2

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

	Form 2 Initial Registered Office Address and First Board of Directors Canada Business Corporations Act (CBCA) (s. 19 and 106)	Formulaire 2 Siège social initial et premier conseil d’administration Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)
1	Corporate name
Dénomination sociale
The Descartes Systems Group Inc.
2	Address of registered office
Adresse du siège social
120 Randall Drive Waterloo ON N2V 1C6
3	Additional address
Autre adresse

4	Members of the board of directors
Membres du conseil d’administration
See attached schedule / Voir l’annexe ci-jointe

5	Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le present formulaire

Original signed by / Original signé par J. Scott Pagan

J. Scott Pagan 519-746-6114

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 2904 (2008/04)

Schedule / Annexe
Members of the board of directors / Membres du conseil d’administration

Resident Canadian Résident Canadien

Sandra Hanington	1 Balmoral Avenue, Suite 802, Toronto ON M4V 3B9, Canada	Yes / Oui

Kelley Irwin	1867 Rockwood Drive, Pickering ON L1V 6S9, Canada	Yes / Oui

Christian E. Muntwyler	Schlyffistrasse 17, Baech 8806, Switzerland	No / Non

John J. Walker	459 Mystic Court, Wyckoff, Bergen County NJ 07481, United States	No / Non

Eric Demirian	99 Foxbar Road, Suite 2710, Toronto ON M4V 0B2, Canada	Yes / Oui

Deborah Close	2030 29th Avenue SW, Calgary AB T2T 1N3, Canada	Yes / Oui

Deepak Chopra	65 Truman Road, Toronto ON M2L 2L7, Canada	Yes / Oui

Dennis R. Maple	801 Forest Lane, Malvern PA 19355, United States	No / Non

Edward J. Ryan	375 Crestview Drive, Fort Washington PA 19034, United States	No / Non

Jane O'Hagan	2123 30th Avenue SW, Calgary AB T2T 1R6, Canada	Yes / Oui